Exhibit 10.5
Form 10-KSB, 2001
Viral Genetics, Inc.
File No. 000-26875

                               SERVICES AGREEMENT

     SERVICES AGREEMENT dated as of March 25, 2002 (this "Agreement"), by and between L&M Global Ventures, Inc., a Delaware corporation, having an address at 93 Tallmadge Trail, Mill Place, New York 11764 (the "Company"), and Viral Genetics, Inc., a Delaware corporation, having an address at 905 Mission Street, South Pasadena, California, 91030, ("Viral Genetics").

     WHEREAS, Viral Genetics has entered into a mutual cooperation and joint venture agreement with New York International Commerce Group, Inc., a Nevada corporation ("NYIC Group") of even date herewith (the "Cooperative Venture"), a copy of which is annexed hereto;

     WHEREAS, the Company introduced the representatives of Viral Genetics to the representatives of NYIC Group, culminating in the negotiation and execution of the Cooperative Venture; and

     WHEREAS, in return for the introduction to NYIC Group, Viral Genetics wishes to compensate the Company by granting the Company a finder's fee consisting of five percent (5%) of the Gross Profits, as herein defined, earned by the participation of Viral Genetics in the Cooperative Venture, as well as certain shares of common stock of Viral Genetics, upon the terms and subject to the conditions set forth herein.

     NOW, THEREFORE, for good and valuable consideration, the receipt and legal adequacy of which is hereby acknowledged, the parties hereby agree as follows:

     1. Finder's Fee The Finders Fee shall consist of a Royalty and delivery of common shares of Viral Genetics upon the terms and subject to the conditions as follows:

     a) Royalty; Payment

          i) Within the term of this Agreement, for so long as revenues are received pursuant to any relationship established by reason of the Cooperative Venture, said revenues limited to those obtained and collected within the Territory, as defined therein, Viral Genetics shall pay to the Company, and the Company shall be entitled to, an amount equal to five percent (5%) of the Gross Profits received by Viral Genetics as a result of its participation in the Cooperative Venture ("the Royalties"). For the purposes hereof, the term "Gross Profits" shall be as defined in the mutual cooperation and joint venture agreement executed in connection with the Cooperative Venture, and annexed hereto.

          ii) Subject to the resolution of any Dispute under Section 1 (a) (iii) hereof, thirty (30) days after the end of each fiscal quarter during the Term, commencing the first fiscal quarter during which revenues are earned and collected by Viral Genetics under the Cooperative Venture, (1) Viral

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     Genetics  shall  deliver to the  Company a  quarterly  statement  of income clearly defining the Gross Profits attributable to the Cooperative Venture for the period then ended (the "Net Revenues Statement"), which Net Revenues Statement shall be prepared in accordance with generally accepted accounting principles (GAAP), as defined in the United States of America by the Financial Accounting Standards Board; provided, however, that any such preparation shall also be in a manner consistent with the definition of "Gross Profits" and (2) concurrently with the rendering of the Net Revenues Statement, Viral Genetics shall pay to the Company the amount of Royalties deemed owing for that quarter based upon the Net Revenues Statement. Viral Genetics will maintain at its principal corporate office books of account and records with respect to the calculation of Gross Profits, Net Revenues, Net Revenues Statements and Royalties attributable to the Cooperative Venture.

          iii) The Company shall have twenty (20) business days after receipt by it of the Net Revenues Statement (the "Dispute Period") to dispute the determination of Gross Profits, Net Revenues and Royalties, together with any item, calculation or amount, or the method of calculation of any item or amount, reflected in the Net Revenue Statements or any accompanying accounting notes thereto (a "Dispute"). If the Company does not give written notice of a Dispute (a "Dispute Notice") to Viral Genetics within the Dispute Period, the Net Revenues Statement (and any accompanying accounting notes) shall be deemed to have been accepted by the Company in the form in which it was delivered by Viral Genetics. In connection with the Company's review of the Net Revenues Statement pursuant hereto, Viral Genetics shall, within a reasonable period of time and in a manner that does not interfere with the conduct of its regular and ongoing business, provide to the Company and its accountants and representatives full access to Viral Genetics' books, records and inventory. In the event that the Company does not agree with the Gross Profits, Net Revenues and/or Royalties or any item, calculation or amount, or the method of calculation of any item or amount, reflected on the Net Revenues Statement, the Company shall give Viral Genetics a Dispute Notice within the Dispute Period, setting forth the basis of its disagreement, and Viral Genetics and the Company shall, within fifteen (15) days after receipt by the Viral Genetics of such Dispute Notice, attempt to resolve such Dispute and agree in writing upon the Net Revenues Statement and the amount of any Royalties. In the event that the Company and Viral Genetics are unable to resolve any such Dispute within the fifteen (15) day resolution period, then a nationally recognized certified public accounting firm as may be mutually agreed upon by the Company and Viral Genetics (the "Arbitrator") shall be employed as arbitrator hereunder to settle such Dispute as soon as reasonably practicable. If the Company and Viral Genetics are unable mutually to agree upon the selection of a nationally recognized certified public accounting firm, then the parties agree to the appointment of a nationally recognized certified public accounting firm by the American Arbitration Association ("AAA"). The parties agree that the Arbitrator shall decide only the matters involved in the Dispute and not any other matters, and shall have no other authority hereunder, other than to calculate the Gross Profit, Net Revenue and/or Royalties, based upon the Arbitrator's determination of the Dispute. The Arbitrator's determination with respect to any Dispute shall be final and binding on all parties and not subject to appeal on any ground, and judgment on the arbitration award may be enforced in any court having jurisdiction over the subject matter of the controversy. If such final determination results in an additional

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     payment to the Company, then Viral Genetics shall pay the fees and expenses of the Arbitrator and the reasonable attorneys' fees and expenses, if applicable, incurred by the Company in connection with the arbitration. If the final determination results in no additional payment to the Company or the Company is being required to refund amounts previously paid to the Company, the Company shall pay the fees and expenses of the Arbitrator and the reasonable attorneys' fees and travel expenses, if applicable, incurred by the Viral Genetics in connection with the arbitration.

     b) Common Shares. Subject to paragraph (c) below, Viral Genetics shall issue to the Company one million (1,000,000) common shares (the "Shares") of Viral Genetics, which Shares shall be placed in escrow, to be released to the Company from escrow, in increments of 250,000 shares, upon the occurrence of the following:

          i) Receipt by Viral Genetics of full payment for each $50,000,000 worth of Viral Genetics' Products (as defined in the Cooperative Venture) sold pursuant to the Cooperative Venture. Each additional $50,000,000 increment of payments for the sale of Products shall result in an additional 250,000 shares being released from escrow, up to maximum of 1,000,000 shares. The Shares shall be restricted under Rule 144 as promulgated by the Securities and Exchange Commission, and shall carry piggyback registration rights with management; and
          ii) Receipt of payment for each 250,000 installment of the Shares (each, a "Tranche") by Viral Genetics, as follows:
                a.    $62,500 as to the first Tranche
                b.    $125,000 as to the second Tranche
                c.    $125,000 as to the third Tranche
                d.    $437,500 as to the fourth Tranche.

     c) Termination of Cooperative Venture; Return of Shares. Any remaining escrowed Shares shall be returned to Viral Genetics for cancellation and the
Company shall not receive and shall not be entitled to any further consideration, including, without limitation, any such remaining escrowed Shares or any Royalties not yet earned in the event that any portion of the Shares are not released from escrow:

          i) prior to the termination of this Agreement or the Cooperative Venture, except in the event that the requirements of Section 1(b) (i) and
     (ii) have been performed and the failure to release any portion of the remaining escrowed Shares is as a result of the escrow agent's negligence; or
          ii) after the one year anniversary of the reinstatement and extension of this Agreement and the Cooperative Venture, except in the event that the requirements of Section 1(b) (i) and (ii) have been performed and the failure to release any portion of the remaining escrowed Shares is as a result of the escrow agent's negligence; or
          iii) due to failure to perform either of the requirements of Section 1
     (b) (i) or 1 (b) (ii) by the appropriate parties contemplated therein.

     2. Mutual Representations and Warranties. Each of the Company and Viral Genetics represents and warrants to the other and agrees for the benefit of the other that:

     a) it has the power and authority to execute, deliver and perform this Agreement and is not bound by any contract, agreement or other commitment, restriction or limitation which would hinder or in any way restrict such performance;

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     b) it has duly  authorized the execution,  delivery and performance of this
Agreement in accordance with all applicable corporate power and authority;

     c) no consent from, notice to or filing with any third party is required in connection with its execution, delivery or performance of this Agreement;

     d) the Company acted as an independent finder in introducing the parties that culminated in the Cooperative Venture and none of the Company's officers or directors serves in a similar capacity for either NYIC Group or Viral Genetics; and

     e) this Agreement constitute its legal, valid and binding obligation, enforceable against it in accordance with their respective terms.

     3. Confidentiality.

     a) The Company and Viral Genetics each acknowledge that from time to time during the Term the Company and Viral Genetics, as applicable, may gain access to and become acquainted with various trade secrets and other confidential and proprietary information of the other, including, without limitation, business strategies, operating plans, financial information, market analysis, personnel information, product information, report and data, formulas, product-testing information, processes, sources of leads and methods of obtaining new business, know-how, customer lists and relationships, contact lists and relationships, supply, manufacturing and distribution methods or any other methods of doing and operating the business of each of the Company and Viral Genetics and any of their respective subsidiaries or affiliates, including entities that are acquired by the Company or Viral Genetics, their subsidiaries or any of their affiliates (the "Confidential Information"). The Company and Viral Genetics covenant and agree that they will not, whether during the Term or at any time thereafter, disclose, directly or indirectly, or make available to any person, corporation, firm, or other entity, or in any manner use for their own benefit, any Confidential Information or trade secrets relating to the business and operations of the Company or Viral Genetics, The foregoing restrictions shall not apply to any Confidential Information which

          i) is or becomes generally available to the public through no action by the party making disclosure;
          ii) is or becomes available to the party making disclosure on a non-confidential basis from a source, who, to the knowledge of the party making disclosure, is not bound to a confidentiality agreement or similar restriction; or
          iii) is disclosed pursuant to applicable federal, state or local laws or regulations or pursuant to subpoena or judicial order.

     b) The Company and Viral Genetics acknowledge that because the breach or attempted or threatened breach of any of the provisions of this Section 3 may result in immediate and irreparable injury to the non-breaching party for which such party may not have an adequate remedy at law and for which monetary damages are not readily calculable, each of the Company or Viral Genetics, as applicable, shall be entitled to obtain injunctive or other equitable relief restraining and prohibiting such breach or threatened breach, including, without

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limitation,  a temporary and permanent injunction,  enjoining any such breach or attempted or threatened breach (without being required to post a bond or other security or to show any actual damages). The right to an injunction and other equitable relief shall be in addition to, and cumulative with, all other rights and remedies available to the Company or Viral Genetics at law, in equity or otherwise.

     4. Term and Termination. The term of this Agreement shall be contemporaneous with the Cooperative Venture. This agreement shall be terminable immediately and at any time with the mutual written consent of the parties, or upon termination of the Cooperative Venture; provided, however, that this Agreement shall be reinstated in the event of the reinstatement of the Cooperative Venture, as provided in Section 2 (a) (ii) therein.

     5. Assignment. This Agreement shall be binding upon and inure the benefit of the parties hereto and their respective successors (by merger, consolidation or sale of all or substantially all of the assets of such party) and permitted assigns. This Agreement may not be assigned by either party, without the prior written consent of the other party hereto.

     6. Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of California, without regard to its conflicts of law principles. This Agreement shall not be construed or interpreted with any presumption against the party causing this Agreement to be drafted.

     7. Entire Agreement. This Agreement constitutes the complete and exclusive understanding and agreement between the parties with respect to the subject matter hereof, superseding and replacing any and all prior agreements, communications, and understandings (both written and oral) regarding such subject matter all of which are merged herein. There are no representations, promises or understandings regarding such subject matter, except to the extent expressly set forth herein.

     8. Remedies Cumulative; Invalidity. All remedies, rights, undertakings, obligations and agreements contained in this Agreement shall be cumulative, and none of them shall be in limitation of any other remedy, right, undertaking, obligation or agreement available to either of the parties hereto. The invalidity, illegality or unenforceability of any term or provision contained in this Agreement (as determined by a court of competent jurisdiction) shall not affect the validity, legality of enforceability of any other term or provision hereof. It is the intent of the parties that this Agreement be enforced to the fullest extent permitted by applicable law.

     9. Waiver; Amendment. No waiver by a party of any breach of any provision of this Agreement shall be deemed to be a waiver of any preceding or subsequent breach of the same or similar nature or of any other provision of this Agreement. Any waiver shall be limited to the specific instance and purpose for which it is given. Any amendment, modification or waiver of any term or provision of this Agreement shall only be effective if such amendment, modification or waiver is evidenced by an instrument in writing duly executed by each of the parties hereto.

     10. Relationship of Parties; Expenses. Nothing contained herein shall be deemed to constitute a partnership between, or a joint venture by or employment relationship between or among the parties hereto. This Agreement is between two

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independent  contracting  parties.  Nothing herein is intended nor shall it make either party a fiduciary of the other party.

     11. Notices. All notices, demands, consents, requests, instructions and other communications to be given or delivered or permitted under or by reason of the provisions of this Agreement or in connection with the transactions contemplated hereby shall be in writing and shall be deemed to be delivered and received by the intended recipient as follows: (a) if personally delivered, on the business day of such delivery (as evidenced by the receipt of the personal delivery service), (b) if mailed certified or registered mail return receipt requested, four (4) business days after being mailed, (c) if delivered by overnight courier (with all charges having been prepaid), on the business day of such delivery (as evidenced by the receipt of the overnight courier service of recognized standing), or (d) if delivered by facsimile transmission, on the business day of such delivery if sent by 6:00 p.m. in the time zone of the recipient, or if sent after that time, on the next succeeding business day (as evidenced by the printed confirmation of delivery generated by the sending party's telecopier machine). If any notice, demand, consent, request, instruction or other communication cannot be delivered because of a changed address of which no notice was given (in accordance with this Section 11), or the refusal to accept same, the notice, demand, consent, request, instruction or other communication shall be deemed received on the second business day the notice is sent (as evidenced by a sworn affidavit of the sender). All such notices, demands, consents, requests, instructions and other communications will be sent to the addresses as first set forth herein. A copy of any notice to the Company shall be sent to: Jenkens & Gilchrist Parker Chapin LLP, The Chrysler Building, 405 Lexington Avenue, New York, New York 10174 (Attn: Martin Eric Weisberg, Esq.); Fax No.: (212) 704-6288. A copy of any notice to Viral Genetics shall be sent to: Viral Genetics, Inc., 905 Mission Street, South Pasadena, California, 91030, (Attn: Haig Keledjian); Fax No: (626) 441-9753.

     12. Currency. All references to currency in this agreement are to the lawful currency of the United States of America.

     13. Headings. Section headings have been inserted herein for convenience of
reference  only  and  shall  not  have  any  impact  on  the   construction   or
interpretation of this Agreement.

     14. Counterparts. This Agreement may be executed in counterparts, each of which, when taken together, shall constitute one and the same instrument.

     IN WITNESS WHEREOF, each of the parties has duly executed this Agreement as of the day and year first above written.

                                    L&M  GLOBAL VENTURES, INC.

                                    By: /s/ Laureen A. Paul
                                       Title: President

                                    VIRAL GENETICS, INC.

                                    By: /s/ Haig Keledjian
                                       Title:  President

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